Exhibit 99.2
INDEPENDENT AUDITORS’ REPORT
To the Members of
Deerfield & Company LLC:
     We have audited the accompanying consolidated balance sheets of Deerfield & Company LLC and subsidiaries (the “Company”), a majority-owned indirect subsidiary of Triarc Companies, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Deerfield & Company LLC and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Chicago, Illinois
March 27, 2007, except for Note 12 as for which date is January 16, 2008

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	December 31,
	2006	2005
ASSETS
Cash (including cash equivalents of $12,186 and $24)	$17,944	$12,505
Restricted cash equivalents (Note 6)	400	400
Investment advisory fee receivable	24,364	18,329
Investments (Note 3)	15,369	11,917
Investments—pledged (Notes 3 and 7)	8,168	15,349
Fixed assets (Note 4)	11,664	5,221
Intangible assets (Note 4)	105	115
Deferred costs	1,082	377
Prepaid expenses	6,214	3,887
Other receivables	212	141

TOTAL ASSETS	$85,522	$68,241

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Accrued expenses (Note 5)	$32,681	$25,225
Accounts payable (Note 11)	704	649
Deferred revenue	810	2,397
Deferred rent payable (Note 6)	4,203	3,126
Other liabilities (Note 9)	842	—
Notes payable (Note 7)	8,585	8,090

TOTAL LIABILITIES	47,825	39,487

Commitments and contingencies (Notes 6, 7 and 10)

MEMBERS’ EQUITY (Including accumulated other comprehensive losses of $1,008 and $446, respectively) (Note 8)	37,697	28,754

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$85,522	$68,241

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands)

	Year ended December 31,
	2006	2005	2004
REVENUES
Investment advisory fees (Notes 10 and 11)	$88,378	$67,842	$53,189
Other related fees	2,071	1,427	1,503

Total revenues	90,449	69,269	54,692
EXPENSES
Compensation and benefits (Notes 8, 9 and 11)	54,639	42,270	53,455
General and administrative (Note 11)	7,467	6,893	7,138
Depreciation and amortization (Note 4)	1,509	385	575

Total expenses	63,615	49,548	61,168
Operating profit (loss)	26,834	19,721	(6,476)
Investment income, net (Note 3)	2,576	2,957	2,878
Interest expense (Note 7)	(680)	(532)	(549)
Other expense, net	(1,123)	—	—

INCOME (LOSS) BEFORE INCOME TAXES	27,607	22,146	(4,147)
Provision for income taxes (Note 2)	170	129	45

NET INCOME (LOSS)	$27,437	$22,017	$(4,192)

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
(Dollar amounts in thousands)

	Members’ Equity
	Class A	Class B	Class C		Comprehensive
	(All Classes)	(All Classes)	Profits Only	Total	Income (Loss)
BALANCE—January 1, 2004	$10,396	$1,567	$—	$11,963
Net income (loss)	16,614	(20,924)	118	(4,192)	$(4,192)
Change in unrealized losses on available-for-sale investments (Note 8)	144	28	13	185	185

Total comprehensive loss	—	—	—	—	$(4,007)

Transfer of interests	(334)	334	—	—
Amortization of unearned compensation (Note 8)	181	35	8	224
Equity-based compensation expense (Note 8)	—	24,253	—	24,253
Distributions	(15,907)	(3,119)	—	(19,026)

BALANCE—December 31, 2004	11,094	2,174	139	13,407
Net income	17,837	3,497	683	22,017	$22,017
Change in unrealized losses on available-for-sale investments (Note 8)	13	3	1	17	17

Total comprehensive income	—	—	—	—	$22,034

Amortization of unearned compensation (Note 8)	498	98	21	617
Distributions	(5,958)	(1,168)	(178)	(7,304)

BALANCE—December 31, 2005	23,484	4,604	666	28,754
Net income	22,336	4,252	849	27,437	$27,437
Change in unrealized losses on available-for-sale investments (Note 8)	(448)	(87)	(18)	(553)	(553)
Net change in foreign currency translation	(8)	(1)	—	(9)	(9)

Total comprehensive income	—	—	—	—	$26,875

Amortization of unearned compensation (Note 8)	498	98	21	617
Distributions	(15,059)	(2,888)	(602)	(18,549)

BALANCE—December 31, 2006	$30,803	$5,978	$916	$37,697

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,437	$22,017	$(4,192)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Noncash compensation	1,141	617	24,677
Depreciation and amortization, excluding amortization of deferred costs	1,509	385	575
Amortization of deferred costs	156	215	301
Dividends on CDO investments, net of accretion	747	743	209
Other than temporary impairment on available for sale securities	1,497	327	262
Realized gain on available-for-sale investment	(738)	(3)	—
Net unrealized loss on derivative assets and liabilities	58	18	—
Net realized gain on trading securities	(43)	—	—
Net purchases of trading securities	(226)	—	—
Recognition of deferred revenue	(2,406)	(3,838)	(93)
Straight-line lease accrual	955	239	—
Changes in operating assets and liabilities:
Increase in investment advisory fee receivable	(6,734)	(4,250)	(5,219)
Increase in other receivables and prepaid expenses	(2,277)	(3,510)	(462)
Increase in accrued expenses and accounts payable	6,966	8,954	8,505

Net cash provided by operating activities	28,042	21,914	24,563

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(1,437)	(4,015)
Proceeds from redemption of investment	—	94	—
Purchases of fixed assets	(7,869)	(2,002)	(227)
Purchases of intangible assets	(71)	(107)	(31)
Proceeds from sale of CDO investment	5,077	—	—
Notes receivable proceeds	—	5,000	—

Net cash provided by (used in) investing activities	(2,863)	1,548	(4,273)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	4,000	1,425	3,952
Repayment of notes payable	(5,182)	(10,704)	(5,528)
Distributions to members	(18,549)	(7,304)	(19,026)

Net cash used in financing activities	(19,731)	(16,583)	(20,602)

Effect of exchange rates on cash and cash equivalents	(9)	—	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,439	6,879	(312)
CASH AND CASH EQUIVALENTS—Beginning of year	12,505	5,626	5,938

CASH AND CASH EQUIVALENTS—End of year	$17,944	$12,505	$5,626

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$652	$379	$267

	Year ended December 31,
	2006	2005	2004
Net cash paid (received) for taxes	$193	$(8)	$188

Supplemental non-cash investing activities:
Receipt of investment securities for incentive fees earned	$699	$—	$—

Receipt of investment securities for future services	$—	$—	$6,320

Purchases of fixed assets paid for through landlord lease incentives	$122	$2,888	$—

Purchases of investments through seller financings	$1,676	$1,900	$—

See accompanying notes to consolidated financial statements.

DEERFIELD & COMPANY LLC
(An Illinois Limited Liability Company)
A MAJORITY-OWNED INDIRECT SUBSIDIARY OF TRIARC COMPANIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in thousands)
1. ORGANIZATION AND NATURE OF BUSINESS
     Deerfield & Company LLC (“Deerfield”), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. Deerfield commenced operations under an original predecessor company, Springfield International Investments (Chicago), Inc., on July 20, 1993. The consolidated financial statements include the accounts of Deerfield and its subsidiaries (collectively, the “Company”).
     The Company’s wholly-owned subsidiaries at December 31, 2006 were Deerfield Capital Management LLC (“DCM”), Deerfield Capital Management (Europe) Limited (“DCM Europe”), and Rosemont Trading Company LLC (“Rosemont”). DCM serves as the trading advisor for four fixed income investment funds and six private investment accounts (hereafter referred to collectively as the “Funds”). DCM also manages the assets of a real estate investment trust (the “REIT”) and is a collateral manager for 25 collateralized debt obligations (“CDO”), collateralized loan obligations (“CLO”), collateralized bond obligations (“CBO”), and a structured loan fund (hereafter referred to collectively as the “CDOs”). DCM earns management and incentive fees for the services provided to the Funds, the REIT, and the CDOs (collectively, “investment vehicles”). As of December 31, 2006, DCM has approximately $13.2 billion in assets under management. DCM Europe commenced operations on July 3, 2006 and serves solely as a marketing and investment advisor for DCM’s prospective and existing European based CLOs for which DCM expects to serve or serves as a collateral manager. Rosemont is an investment vehicle used by Deerfield to explore a potential new investment strategy for a hedge fund. The Company’s management directs Deerfield’s operations as one business or segment, which is asset management.
2. SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     The following is a summary of significant accounting policies followed by the Company in the preparation of its consolidated financial statements.
     Basis of Presentation—The consolidated financial statements include the accounts of Deerfield and its subsidiaries, as discussed in Note 1. All intercompany balances and transactions have been eliminated in consolidation. Certain amounts in prior periods have been reclassified with conform to the current presentation.
     Foreign Currency Translation—Financial statements of a foreign subsidiary are prepared in its local currency and translated into United States dollars at the exchange rate as of the balance sheet date for assets and liabilities and at a monthly average rate for revenues and expenses. Net gains or losses resulting from the translation of foreign financial statements are charged or credited to currency translation adjustment, a separate component of accumulated other comprehensive income (loss) within the consolidated statements of members’ equity.
     Cash and Cash Equivalents—Cash and cash equivalents is comprised of cash held in demand deposit, checking, commercial paper, broker account, and money market accounts. The Company considers all liquid investments with maturities of three months or less, when acquired, to be cash equivalents.
     Restricted Cash Equivalents—The Company holds a commercial paper investment with a 47-day remaining maturity that is pledged as collateral required by a standby letter of credit relating to a lease agreement. See Note 6 for further details.
     Fixed Assets—Fixed assets are stated at cost, net of accumulated depreciation. Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture and fixtures are depreciated over seven years using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful lives or remaining life of the lease using the straight-line method. The Company does not consider renewal options for the determination of the amortization of leasehold improvements unless renewal is considered reasonably assured at the inception of the lease.
     Intangible Assets—Purchased software is amortized over three years using the straight-line method.
     Deferred Costs—Certain costs associated with the acquisition of a CDO management contract and note payable financing of CDO preferred share acquisitions are recorded as deferred costs in the consolidated balance sheets. Deferred acquisition costs are amortized as a reduction to management fees on a straight-line basis over the expected life of the related contract. Deferred financing costs are amortized to interest expense over the expected term of the note using the effective interest rate method.
     The Company granted restricted stock of the REIT to certain employees. The Company recorded a deferred cost for the stock grant based on the fair value of the stock on grant date. The deferred cost is amortized into compensation expense over the vesting period. See Note 9 for further details.
     The Company’s majority owner has been considering a corporate restructuring. The Company incurred costs of approximately $542 during 2006 related to a particular business alternative that is still being pursued. If the particular business alternative is determined to be no longer viable, the deferred costs will be expensed.
     Investments—Investments in limited partnerships are accounted for under the cost method of accounting. Dividends received in excess of cumulative earnings of the investee are recorded as a reduction to the cost basis of the investment. The portion of dividends received representing a distribution of accumulated earnings of the investee is recognized as dividend income.
     Investments in preferred shares of CDOs are recorded at fair value and classified as available-for-sale investments. Unrealized gains and losses on available-for-sale investments are recorded as a separate component of members’ equity. All available-for-sale investments are evaluated for other than temporary impairment. Other than temporary impairment is a decline in the fair value attributable to factors that suggest the decline in the investments’ value will not be recovered over its remaining life. Other than temporary impairments are recognized in the consolidated statements of operations as a component of net investment income.
     The unrestricted and restricted REIT stock and stock options are recorded at fair value. Changes in the fair value of the restricted stock are recorded as described below within the “Deferred revenue” discussion. Changes in the fair value of unrestricted stock are recorded as a separate component of other comprehensive income.
     Deferred Revenue—In December 2004, the Company received a grant of restricted stock and stock options in the REIT for which it is providing asset management services. The stock and options were granted as compensation for asset management services to be performed. The stock and options are accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services, which requires that the stock and options be carried at fair value and the associated management fee income be recognized over the vesting period (adjusted for changes in the fair value of the stock and options). The stock and options have a three-year tiered vesting period. At December 31, 2006, the fair value of the unvested stock and options was $2,279 and $214, respectively, and the deferred management fee associated with the unamortized portion of the stock and option grant was $810. At December 31, 2005, the fair value of the unvested stock and options was $3,688 and $494, respectively, and the deferred management fee associated with the unamortized portion of the stock and option grant was $2,397. For the years ended December 31, 2006, 2005 and 2004, $2,406, $3,838 and $93 was amortized and included in investment advisory fees in the consolidated statements of operations, respectively. As of December 23, 2006, one third of the originally issued restricted stock and stock options vested at a fair value of $2,270 and $239, respectively. As of December 23, 2005, one third of the originally issued restricted stock and stock options vested at a fair value of $1,882 and $265, respectively. The vested stock is classified as available-for-sale with changes in fair value reflected as a separate component of members’ equity. The vested options, accounted for under Statements of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, are carried at fair value with changes in fair value reflected in the consolidated statements of operations.
     Income Recognition—Investment advisory fees, which include various forms of management and incentive fees, are received from the investment vehicles managed by the Company. These fees, paid periodically in accordance with the individual management agreements between the Company and the individual investment vehicles, are generally based upon the net asset values of the Funds, adjusted equity of the REIT, and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with EITF Topic D-96, Accounting for Management Fees Based on a Formula, the Company does not recognize these fees as revenue until all contingencies have been removed, including the generation of sufficient cash flows by the CDOs to pay the fees under the terms of the related management agreements. Other contingencies may include the achievement of minimum CDO and Fund performance requirements specified under certain agreements with certain investors or guarantee providers. In connection with these agreements, the Company has subordinated receipt of certain of its management fees (see Note 10).
     Incentive fees may be earned from the investment vehicles managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual investment vehicles and are based upon the performance of the underlying investment vehicles. Incentive fees are recognized as revenue when the amounts are fixed and determinable upon the close of a performance period for the Funds and the REIT and the achievement of performance targets for the CDOs and any related agreements with certain investors or guarantee providers.
     Other related fees primarily include structuring fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recognized as revenue upon the rendering of such services and the closing of the respective CDO.
     Interest income on the Company’s investments in preferred shares of CDOs, included in investment income, net in the consolidated statement of operations, is accreted over the respective estimated lives of the CDOs using the effective yield method in accordance with EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue To Be Held by a Transferor in Securitized Financial Assets. The cost recovery method is utilized for preferred shares of CDOs for which cash flows can not be reliably estimated.
     Fair Value of Financial Instruments—SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which it is practicable to estimate that value. The fair value of the Company’s investments is disclosed in Note 3. The fair value of cash and cash equivalents, restricted cash equivalents, investment advisory fee receivable, other receivables, accrued expenses and accounts payable approximates carrying value as of December 31, 2006 and 2005 due to the short term nature of these instruments. The fair value of the notes payable approximates carrying value due to the frequent reset on a monthly or quarterly basis of their floating interest rates.
     Variable Interest Entities—The Company has a variable interest in each of the CDOs it manages due to the provisions of the various management agreements. In addition, the Company may from time to time hold equity interests in the CDOs it manages. Both the management agreements and the equity interest result in the Company holding variable interests in the CDOs. Pursuant to the provisions of Financial Accounting Standards Board Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities (“FIN 46(R)”), at the inception of the management agreement and the purchase of the equity interests, if applicable, an analysis is performed to determine whether the Company has a majority of expected losses or gains for purposes of determining whether the Company is the primary beneficiary of the CDO. If the Company is determined to be the primary beneficiary, the variable interest entity would be consolidated. As of December 31, 2006 and 2005, the Company did not consolidate any variable interest entities. See Note 10 for further information regarding the Company’s variable interest entities.
     Income Taxes—The Company’s provision for income taxes consists of Illinois State replacement tax, New York City Unincorporated Business Tax and income taxes in the United Kingdom related to DCM Europe. Federal income taxes are not provided for as the taxable income (loss) of the Company is included in the Federal income tax returns of its members. Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of Deerfield have elected to be disregarded as separate entities for Federal income tax purposes and are, therefore, treated as branches in Deerfield’s Federal income tax return.
     DCM Europe is subject to taxation by the Inland Revenue Service of the United Kingdom. Accordingly, the provision expense related to DCM Europe’s activities of $7 is recorded in provision for taxes in the Company’s consolidated statements of operations.

     Recent Accounting Pronouncements—In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 155, Accounting for Certain Hybrid Financial Instruments, (“SFAS 155”). SFAS 155 amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS 133”), and FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securities Financial Assets. SFAS 155 is effective January 1, 2007 although early adoption is permitted. Although the Company holds preferred shares of several CDOs, which represent beneficial interest in securities that the Company classifies as available-for-sale investments, the Company does not believe that any of these interests represent freestanding or embedded derivatives that would be required to be accounted for as derivatives under the provisions of SFAS 155. Accordingly, the Company currently does not believe that the adoption of SFAS 155 will have any effect on its consolidated results of operations, cash flows or financial condition.
     In September 2006, the FASB issued Statement No. 157, Fair Value Measurements, (“SFAS 157”). SFAS 157 addresses issues relating to the definition of fair value, the methods used to measure fair value and expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The definition of fair value in SFAS 157 focuses on the price that would be received to sell an asset or paid to transfer a liability, not the price that would be paid to acquire an asset or received to assume a liability. The methods used to measure fair value should be based on the assumptions that market participants would use in pricing an asset or a liability. SFAS 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to adoption. SFAS 157 requires a company to use the most representative fair value within the bid-ask spread if the fair value of an asset is based on bid and ask prices. The Company will have expanded fair value disclosure requirements related to its investment portfolio upon adoption of SFAS 157. However, the impact on the Company’s consolidated results of operations, cash flows or financial condition is not expected to be material. SFAS 157 is, with some limited exceptions, to be applied prospectively and is effective as of January 1, 2008 although earlier adoption in 2007 is permitted.
     In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective January 1, 2007. The Company is currently assessing the impact of adopting FIN 48, however, the Company does not expect the implementation of FIN 48 will have a material impact on its consolidated financial position or results of operations.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to choose to measure financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for the Company as of January 1, 2008. The Company is currently evaluating the potential impact of adopting this standard.

3. INVESTMENTS
     As a condition to obtaining the management contract with certain CDOs, the Company was required to make an initial investment in certain of the CDOs it manages. The Company has one Euro denominated investment in a CLO. The investment is converted into United States dollars at the year-end exchange rate. Additionally, a portion of the management fees earned from the REIT was paid in restricted stock and stock options and 15% of the incentive fee earned is payable in REIT stock. The Company’s investment portfolio consists of these required investments, and management considers the investment income earned on these investments to be part of the Company’s core business due to the commitments made to the Company’s investors and the terms of the management agreements. The following is a summary of the Company’s investments at December 31, 2006 and 2005:

		Unrealized Holding			Carrying
	Cost	Gains	Losses	Fair value	Amount
December 31, 2006:
Available-for-sale:
Preferred shares of CDOs	$16,494	$33	$(1,624)	$14,903	$14,903
Vested common stock in the REIT(1)	4,850	592	—	5,442	5,442

		$625	$(1,624)

Trading:
Common stock(2)	271			272	272
Derivatives:
Vested stock options in the REIT(1)	504			427	427
Other:
Unvested stock in the REIT(1)	2,279			2,279	2,279
Unvested stock options of the REIT(1)	214			214	214

Total	$24,612			$23,537	$23,537

		Unrealized Holding			Carrying
	Cost	Gains	Losses	Fair value	Amount
December 31, 2005:
Available-for-sale:
Preferred shares of CDOs	$21,401	$434	$(842)	$20,993	$20,993
Vested common stock in the REIT(1)	1,882	—	(38)	1,844	1,844

		$434	$(880)

Derivatives:
Vested stock options in the REIT(1)	265			247	247
Other:
Unvested stock in the REIT(1)	3,688			3,688	3,688
Unvested stock options of the REIT(1)	494			494	494

Total	$27,730			$27,266	$27,266

(1)	See Note 2 for further discussion.

(2)	Unrealized net gain recognized in earnings for common stock held as of December 31, 2006 was approximately $1.

     The carrying amount of investments in CDOs by contractual maturity at December 31, 2006, is as follows:

Maturity date	Carrying amount
Within 1 year	$—
1-5 years	6,337
5-10 years	—
After 10 years	8,566

Total	$14,903

     The CDOs are subject to early redemption in certain circumstances that vary by CDO.
     The following table sets forth the fair value and gross unrealized losses of the Company’s available-for-sale investments that were in an unrealized loss position aggregated by length of time that such individual securities have been in a continuous unrealized loss position, at December 31, 2006:

	Less than 12 Months		Greater than 12 Months		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Preferred shares of CDOs (7 securities)	$5,585	$(661)	$7,712	$(963)	$13,297	$(1,624)

     The Company does not believe that any of the gross unrealized losses set forth in the table above represent other than temporary losses because there has not been an adverse change in estimated future cash flows and the Company has the ability and intent to hold these investments for a period of time sufficient to recover the amortized cost of these investments. The Company believes the impairment of these investments is due to varying market perceptions related to the risks surrounding the general asset classes underlying the investments. During 2006, 2005 and 2004, the Company recognized other-than-temporary impairments of $1,497, $327 and $262, respectively, on its available-for-sale investments, which are included in investment income, net in the consolidated statements of operations.
4. FIXED ASSETS AND INTANGIBLE ASSETS
     The Company’s fixed assets and intangible assets at December 31, 2006 and 2005 are summarized as follows:

	2006	2005
Fixed assets:
Computer and general office equipment	$1,999	$1,334
Leasehold improvements	8,397	813
Office furniture and fixtures	2,468	899
Construction in progress(1)	—	3,531

	12,864	6,577
Less: Accumulated depreciation and amortization	(1,200)	(1,356)

Total	$11,664	$5,221

(1)	Construction in progress related to leasehold improvements for the Company’s new Corporate Headquarters (Note 6).

	2006	2005
Intangible assets:
Software	$180	$206
Less: Accumulated amortization	(75)	(91)

Total	$105	$115

     Total amortization expense relating to intangible assets for 2006 and 2005 was $54 and $43, respectively. Future estimated amortization expense relating to the Company’s intangible assets as of December 31, 2006 is as follows:

2007	$56
2008	43
2009	6
2010	—

Total	$105

5. ACCRUED EXPENSES
     The following is a summary of the components of accrued expenses at December 31, 2006 and 2005:

	2006	2005
Accrued compensation and related benefits	$30,775	$24,147
Accrued professional fees	1,661	254
Accrued taxes	167	419
Accrued interest	61	86
Other	17	319

Total	$32,681	$25,225

6. LEASES AND LEASE COMMITMENTS
     The Company has a sublease agreement (the “Agreement”) to lease office facilities through May 30, 2007. In conjunction with the Agreement, a standby letter of credit with an available balance of $400 at December 31, 2006 and 2005 had been issued by a financial institution to the sublessor to secure payments due under the Agreement. The Company had pledged collateral of $400 in support of this letter of credit, which is classified as restricted cash equivalents in the consolidated balance sheets.
     In July 2005, the Company entered into a fifteen-year lease expiring February 28, 2021, with a commencement date of March 1, 2006, for office space that serves as the Company’s corporate headquarters. In conjunction with this lease, there is a standby letter of credit with an available balance of $3 million. The letter of credit terminates in April 2007 and automatically renews for the duration of the lease at the discretion of the issuing bank. Periodically, beginning March 2008, the available balance is reduced.
     Total rental expense for 2006, 2005, and 2004 was $1,617, $1,171, and $558, respectively. Rental expense for 2006 and 2005 includes $955 and $239, respectively, of non-cash expense related to the straight-line rent accrual on the July 2005 lease.

     Certain of these leases also provide for payment of certain executory costs, which are not included in the minimum rentals set forth below. Future minimum lease commitments on the Company’s operating leases having an initial lease term in excess of one year as of December 31, 2006 are as follows:

2007	$750
2008	1,090
2009	1,147
2010	1,188
2011	1,222
Thereafter	12,537

Total	$17,934

7. NOTES PAYABLE
     The following is a summary of the Company’s outstanding notes payable to financial institutions related to the Company’s investments in certain CDOs it manages at December 31:

Balance		Rate	Terms
2006	2005
$2,981	$4,501	LIBOR + 100 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $5,680 and $6,160 as of December 31, 2006 and 2005, respectively. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

250	773	LIBOR + 40 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $800 and $950 as of December 31, 2006 and 2005, respectively. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

628	—	LIBOR + 40 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $950 as of December 31, 2006. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full.

726	—	EURIBOR + 100 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $726 as of December 31, 2006. Maturity date is May 30, 2009. Principal and interest payments equal to 100% of all preferred share distributions and 50% of all management fees on or after October 2007 of such CDO are required until paid in full. The preferred shares and the outstanding notes are Euro denominated. They have been converted at the year-end exchange rate.

—	331	LIBOR + 100 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $2,924 as of December 31, 2005. No stated maturity; principal and interest payments equal to 65% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

Balance		Rate	Terms
2006	2005
—	742	LIBOR + 75 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $3,053 as of December 31, 2005. No stated maturity; principal and interest payments equal to 70% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

—	793	LIBOR + 33 bp; quarterly reset	Non-recourse note secured by preferred shares of a CDO with a carrying value of $1,312 as of December 31, 2005. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

—	950	LIBOR + 40 bp;	Non-recourse note secured by preferred shares of a CDO with a carrying value of

		quarterly reset	$950 as of December 31, 2005. No stated maturity; principal and interest payments equal to 62.5% of all management fees and preferred share distributions of such CDO are required until paid in full. During 2006, the note was repaid in full.

$4,585	$8,090

     Revolving Note Payable—During 2006, the Company entered into a $10 million revolving note (“Revolving Note”) with a three year term maturing in February 2009. In April 2006, the Company borrowed $4 million under the Revolving Note. The Revolving Note bears interest at variable rates, determined at the Company’s option, at the prime rate less 1.25% or the one, two, or three-month LIBOR plus 1.50%. The Revolving Note contains various covenants, the most significant of which 1) require periodic financial reporting, 2) restricts the incurrence of indebtedness not explicitly permitted under the Revolving Note, 3) requires a minimum net worth and 4) sets fixed coverage ratio limits. The Company believes it is in compliance with all covenants to which it is subject. No periodic principal payments are required under the Revolving Note until maturity, although the Company expects to repay the Revolving Note during 2007.
8. MEMBERS’ EQUITY AND OTHER COMPREHENSIVE INCOME
     As of December 31, 2006, Deerfield has four classes of membership interests, Class A-1, Class A-2, Class B, Class B Profits Only and Class C Profits Only, with rights as described in the fourth amended and restated operating agreement of Deerfield & Company LLC (the “Operating Agreement”). On July 22, 2004, then existing members sold 63.6% of their capital interests in Deerfield to Triarc Deerfield Holdings, LLC (“TDH”), a majority owned subsidiary of Triarc Companies, Inc (“Triarc”). As a result, Triarc became the indirect majority owner of Deerfield.
     The Class A-1 interests are entitled to a number of votes equal to ten multiplied by the Percentage Interest represented thereby, and the Class A-2 interests are entitled to a number of votes equal to one multiplied by the Percentage Interest represented thereby. The Class B membership interests have limited voting privileges. The Class C Profits Only interests are entitled to a number of votes equal to one multiplied by the Percentage Interest represented thereby.
     Effective January 1, 2002, Class B nonvoting Profits Only interests then representing an 11% membership interest in the Company were granted to two employees. An additional 5% was granted to one of the employees on May 1, 2003. The employees’ earnings payout value, as defined in the Operating Agreement, cliff vests on their 20th anniversary of employment with the Company or immediately upon a substantial sale of the Company to a third party. These grants were accounted for under the variable plan accounting rules of APB No. 25, Accounting for Stock Issued to Employees, and FIN No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25, and compensation expense was recorded for changes in the employees’ earnings payout value over the 20 year period. As of July 22, 2004, in conjunction with the sale of a majority of the capital interests in the Company to Triarc, the Class B nonvoting Profits Only interests fully vested, resulting in a final valuation of the interests and an acceleration of the amortization of the expense. During 2004, $24,253 was recorded as compensation and benefits in the consolidated statements of operations related to the full vesting of the earnings payout value. The fair value of the interests was determined based on the purchase price of the Triarc acquisition.
     Effective August 20, 2004, the Company granted Class C Profits Only interests representing an aggregate 3.35% then membership interest in the Company to certain employees. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation and SFAS 123(R), Share-Based Payment, which became effective January 1, 2006, the grant was and continues to be accounted for at fair value and recognized over the vesting period, which is specific to each individual. The estimated fair value, based on an independent appraisal, was $2,050, which represents the probability-weighted present value of estimated future cash flows to Class C Profits Only interests. The vesting periods range from 3 to 5 years. During 2006 and 2005, $617 and $617, respectively, of amortization of the unearned compensation was recognized in compensation and benefits in the consolidated statements of operations. Unamortized unearned compensation was $592 as of December 31, 2006.
     Accumulated other comprehensive loss is a separate component of members’ equity that contains the unrealized valuation adjustments on the Company’s available-for-sale investments and foreign currency translation adjustments. The change in the accumulated other comprehensive loss is as follows:

Balance—January 1, 2004		$(648)
Unrealized losses arising during the year	(77)
Reclassification of net unrealized losses included in net loss	262

Current year change in other comprehensive loss related to available-for-sale investments		185

Balance—December 31, 2004		(463)
Unrealized losses arising during the year	(324)
Reclassification of net unrealized losses included in net income	341

Current year change in other comprehensive loss related to available-for-sale investments		17

Balance—December 31, 2005		(446)
Unrealized losses arising during the year	(1,312)
Reclassification of net realized and unrealized losses included in net income	759

Current year change in other comprehensive loss related to available-for-sale investments		(553)
Net change in foreign currency translation		(9)

Balance—December 31, 2006		$(1,008)

     The components of other comprehensive income are allocated to each class of membership interest based on the capital allocation schedule as described in the Operating Agreement.
9. EMPLOYEE BENEFIT PLANS AND OTHER COMPENSATION BENEFITS
     The Company maintains a voluntary contribution 401(k) plan (the “Plan”) covering all of its employees who meet certain minimum requirements and elect to participate. Under the Plan, employees may contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the discretion to match a percentage of the employee contributions for the year, which has generally been 25% of employee contributions. All Plan contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the “Trust”). The Trust is allowed to invest the contributions, at the employee’s discretion, in a variety of instruments defined in the Plan agreement. The Company’s matching contributions for 2006, 2005, and 2004 were $223, $203 and $155, respectively.

     The Company sponsored a Key Employee Equity Participation Plan (“KEEP Plan”), which was a “phantom” equity appreciation plan. Under the KEEP Plan, participants were awarded stock appreciation rights (“SAR”) by the Company. Upon redemption, the KEEP Plan provided participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR was defined in the KEEP Plan as the average of the three most recent years’ annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights did not represent an equity interest in the Company. The Company retained the sole discretion to determine the employees who received awards under the KEEP Plan. The awards vested one fourth each year, on the first, second, third, and fourth anniversaries of the award date, and were not exercisable until the fifth anniversary of the award date. Effective July 7, 2004, the KEEP Plan was terminated. Total compensation expense related to the KEEP Plan recognized by the Company during the year ended December 31, 2004 was $118.
     In February 2006, the Company granted stock of the REIT, managed by DCM, to certain employees of DCM. The grant consisted of 49,771 shares of common stock with a fair value of $650 on grant date. The granted shares are subject to restrictions with a three-year vesting period. Upon grant date, the Company recorded a deferred cost of $650 offset by a stock grant liability of $650. The deferred cost is amortized over the vesting period with the expense recorded in compensation and benefits in the consolidated statements of operations. The liability is marked to market with the change in fair value reflected as an adjustment to compensation and benefits in the consolidated statements of operations. Pursuant to the grant agreement, the employees are entitled to any dividends declared during the vesting period. The Company records dividend income related to the granted shares, when applicable, reflected in net investment income and an offsetting expense reflected in compensation and benefits. During 2006, the Company recognized $331 and $193 of amortization of the deferred cost and changes in the fair value of the stock grant liability, respectively, in compensation and benefits. In addition, during 2006, the Company recognized compensation expense related to dividends passed through to grantees of $78.
10. CDO FEE ARRANGEMENTS
     The Company acts as collateral manager for various CDOs capitalized by third-party investors. Typically, the transactions are underwritten by third-party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans and the notional amount of credit default swap instruments. Such collateral is owned by separate special purpose entities for each CDO, which issue various classes of notes and beneficial interests to third-party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements. While most of the CDOs managed are United States dollar denominated, the Company is the collateral manager for one Euro denominated CLO. All fees received from this CLO are denominated in Euros.
     As of December 31, 2006 and 2005, the Company managed 25 and 23 CDOs, respectively. The total par or notional value of the underlying collateral under management was approximately $11.2 billion and $10.5 billion at December 31, 2006 and 2005, respectively. The type of CDO collateral is described in the table below. The total debt outstanding of the CDOs was approximately $5.6 billion and $8.1 billion, respectively.

	December 31,
	2006		2005
Type of CDO	Number of	Par Value of	Number of	Par Value of
Collateral	CDOs Managed	Collateral	CDOs Managed	Collateral
Bank loans(1)	12	$3,923,000	9	$2,870,000
Credit default swaps	—	—	2	1,939,000
Corporate bonds	2	830,000	3	1,358,000
Asset-backed securities(1)	11	6,477,000	9	4,299,000

Total	25	$11,230,000	23	$10,466,000

(1)	The Company manages a bank loan CDO and an asset-backed CDO, with combined assets under management of $593,196, that are wholly owned by the REIT and managed by the Company. No additional investment advisory fees are earned on these CDOs.
     The CDOs have various terms and remaining maturities, ranging from 3 to 45 years.
     Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company earns various fees for its services, as follows: (1) base collateral investment management fees (“Senior”), which are paid before interest to the debt holders in the transaction, and range from 5 to 25 basis points annually, (2) subordinated base collateral investment management fees (“Junior”), which are subordinate to a certain return to the debt and/or equity holders in the CDO and range from 5 to 45 basis points annually, and in certain instances, (3) incentive fees (“Incentive”) that are paid after certain investors’ returns exceed a hurdle internal rate of return (“IRR”). The Incentive fees generally range from 10-20% of residual cash flows above the hurdle IRR and vary by transaction. Management fees are recognized as revenue when the management services have been performed and all contingencies have been removed. Incentive fees, which are contingent upon achieving certain performance objectives, are recognized as revenue when the performance objectives are reached and the amounts are fixed and determinable.
     From time to time, the Company enters into agreements with investors in the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to subordinate receipt of certain of its fees upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. The form and nature of these agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company’s obligation to the investor or guarantee provider has been met. In all such cases, the subordinated amounts are limited to the extent of future fees received on specific CDOs and there is no recourse to the Company in excess of futures fees received on the specific CDOs.
     As of December 31, 2006 and 2005 the Company has unrecognized cumulative fees that may be received in the future of approximately $14 million and $11 million, respectively, due to the subordination of fees. These agreements represent contingent or subordinate fee arrangements, whereby the Company is not contractually entitled to the fee until specific performance requirements are achieved. During 2006, 2005 and 2004, the Company did not receive approximately $4 million, $5 million and $5 million, respectively, of investment advisory fees due to performance requirements not being met that may or may not be received in the future and are included in the cumulative amounts disclosed above. The Company has a variable interest in each of the CDOs it manages due to the provisions of the various management agreements. At December 31, 2006 and 2005, the Company has a direct ownership interest in nine and eight CDOs, respectively, where its ownership of preferred shares is less than 5% of the respective CDO total debt and equity. The Company has determined that it does not have a majority of the expected losses or returns in any of the CDOs that it manages, including those in which it holds ownership interests, and is, therefore, not a primary beneficiary of these CDOs. Accordingly, pursuant to the provisions of FIN 46(R), the underlying assets and liabilities related to these transactions are not consolidated with the Company’s financial statements. The Company’s maximum loss exposure relating to these variable interests is comprised of its investment balance of $14,903 offset by the non-recourse notes payable financing these investments of $4,585 in addition to the potential loss of future management fees as of December 31, 2006. See Note 7 for additional information on these investments and structures.

11. TRANSACTIONS WITH RELATED PARTIES
     An entity affiliated through common ownership and a related person owned 4.3%, 2.9%, and 5.6% as of December 31, 2006 and 2005 of the equity of three CDOs, respectively, managed by the Company.
     The Company owns an interest in nine and eight CDOs, respectively, with an ownership percentage ranging from 2.7% to 33.3% of total equity as of December 31, 2006 and 2005. All CDOs, in which the Company owns equity interests are managed by the Company (see Notes 3 and 7).
     In addition, the Company owns common stock of the REIT that it manages, both vested and unvested, representing a 0.88% and 0.78% ownership interest as of December 31, 2006 and 2005, respectively.
     The Company managed a hedge fund of which Triarc and TDH collectively owned 76.4% as of December 31, 2005. Two executive managers of the Company collectively owned 3.9% of the hedge fund as of December 31, 2005. During 2006, the hedge fund was liquidated. Fees recognized for management services provided to the hedge fund by the Company during the years ended December 31, 2006 and 2005 were $2,278 and $2,659, respectively.
     The Company manages a hedge fund of which three senior executive managers of the Company collectively own 14.9% and 6.7%, respectively, of the fund as of December 31, 2006 and 2005. TDH owned 93.3% of the fund as of December 31, 2005, but redeemed all of its interests in December 2006. Fees recognized for management services provided to the hedge fund by the Company during the years ended December 31, 2006 and 2005 were $167 and $202, respectively.
     The Company had two notes receivable from an employee of the Company for $250 each. The interest rate on the notes was equal to the Federal Funds Rate reset monthly. Each year on the employee’s anniversary of employment with the Company, 20% of the balance of the note and all accrued interest was to be forgiven as long as the employee was still employed with the Company. On May 1, 2004, the notes were fully forgiven on an accelerated basis. Upon forgiveness of the notes, the Company recorded compensation expense of $201, and the notes were no longer outstanding as of December 31, 2004.
     In accordance with an employment agreement with an executive of the Company who is also a director of Triarc, the Company incurred expenses in 2006, 2005 and 2004 of $478, $617 and $199, respectively, to reimburse an entity of which the executive is the principal owner for operating expenses related to the usage of an airplane. As of December 31, 2006 and 2005, the Company has a remaining payable of $46 and $91, respectively, to this entity.
     The Company also has related party transactions discussed in Note 8 consisting of noncash compensation.
12. SUBSEQUENT EVENTS
     On December 17, 2007, the members of the Company signed a definitive agreement to sell their interests to DFR Merger Company LLC, a wholly owned subsidiary of Deerfield Triarc Capital Corp. (“DTCC”) (“Merger”). The transaction closed on December 21, 2007.
     The aggregate consideration to be paid by DTCC in connection with the Merger consisting of approximately $74 million aggregate principal amount of five-year senior secured notes bearing an initial interest rate of LIBOR plus 500 basis points and approximately 15 million shares of newly issued DTCC series A cumulative convertible preferred stock that will be converted on a one-for-one basis into DTCC common stock upon the approval of the DTCC shareholders. In addition, DTCC agreed to pay the sellers’ transaction expenses, which are estimated at approximately $6 million.
     On December 19, 2007, the Company was granted a waiver of certain covenants and provisions specified in the Revolving Note that would have been violated as a result of the Merger. In addition, as mandated by the waiver, the Company paid the remaining outstanding balance of $2 million under the Revolving Note. The Company is unable to borrow under the Revolving Note for the duration of the waiver period. The waiver period generally ends when an amendment to the Revolving Note and relevant security agreements are executed to appropriately reflect the changes to the Company as a result of the Merger. The Company expects to finalize an amendment to the Revolving Note during the first quarter of 2008.
     Subsequent to December 31, 2006, the Company recognized other-than-temporary impairments of approximately $8.6 million on certain preferred shares of CDOs which were held as of December 31, 2006.